UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14a INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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McAFEE, INC.

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Note from Dave
August 19, 2010
Employee FAQ For Use By McAfee Leadership Team
Will McAfee’s headquarters remain in operation?
Yes, McAfee’s headquarters will remain in operation as planned. McAfee had previously announced new headquarter location which is 1/2 mile away from current location in the same city (Santa Clara, CA). Move is planned for October 1, 2010. This plan remains as previously announced.
What role will McAfee’s senior executives take in the new company?
McAfee will be a wholly owned subsidiary of Intel Corporation and it will continue to do business as usual. McAfee’s senior management will remain in their roles.
Who will run the McAfee business going forward?
Dave DeWalt will remain the president of the wholly owned subsidiary.
What will happen to the McAfee corporate brand?
McAfee has a very strong and valued corporate brand and we do not expect there to be any changes.
How will the acquisition change the way McAfee will go to market?
It will not change our go to market strategy.
How does this transaction affect the strategic landscape of the security business?
Intel Corporation acquired us as a leading security provider and values our core missions in providing endpoint, network and cloud based security solutions. We have long believed that the future of security is proliferated from silicon to satellite technologies and we expect to continue to be a valued partner to our customers and a leader in the security space.

What will happen to McAfee option restricted stock and other equity compensation?
Subject to certain exceptions, each share of McAfee common stock subject to restricted stock awards, vested restricted stock unit awards and vested performance stock unit awards will be converted into the right to receive $48.
Subject to certain exceptions, options to acquire McAfee common stock, unvested restricted stock units and unvested performance units outstanding immediately prior to the consummation of the merger will be converted into options, restricted stock units and performance units, as applicable, denominated in shares of Intel common stock based on formulas set forth in the merger agreement with terms and conditions that are otherwise the same as those existing immediately prior to the consummation of the merger.
How will McAfee be integrated into Intel Corporation and what is the timeline?
McAfee will be run as a wholly owned subsidiary. The organizational structure will by and large remain unchanged. This transaction is expected to close in a few quarters. Post close, McAfee will operate as a wholly owned subsidiary.
Can you speak to the intended synergies of the transaction? What is the timeframe for achieving synergies?
From a traditional expense standpoint we do not see any operating expense synergies. It is too early to quantify revenue synergies although based on the growth of IP devices, we believe there are many opportunities. McAfee will operate as a stand-alone, wholly owned subsidiary of Intel Corporation. During and post close, McAfee will continue and even strengthen its security focus. As usual, its headcount will be determined by the annual operating plan and quarterly business performance.
If the companies have overlapping offices, will there be consolidation?
It is too early to comment.
Can you talk about changes to McAfee headcount as a result of this transaction?
McAfee will operate as a stand-alone, wholly owned subsidiary of Intel Corporation. During and post close, McAfee will continue and even strengthen its security focus. McAfee headcount will continue to be determined by the annual operating plan and quarterly business performance.
What business units have significant overlap with Intel Corporation?
There is virtually no overlap between Intel Corporation and McAfee’s business units.
How does this acquisition affect plans for 401(k) and merit increases?
Our commitment to merit increases effective October 1 remains on track and we are optimistic we will be able to make a 401(k) match before the end of the year.

Additional Information and Where to Find It
McAfee, Inc. (“McAfee”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation, pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by McAfee through the web site maintained by the SEC at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
Note on Forward-Looking Statements
The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.

COMPANY CONFIDENTIAL	© 2010 McAfee, Inc. All rights reserved.